EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 15, 2014, is made and entered into by and between Dais Analytic Corporation, a New York corporation with its principal executive offices located at 11552 Prosperous Drive, Odessa, Florida 33556 (the “Company”), and Hong Kong SAGE Technology Investment Co., Limited, a Limited Company with its principal executive offices at Room 1314A 13/F Lippo Sun Plaza No28 Canton Road Tsim Sha Tsui Kowloon Hong Kong and Hong Kong JHSE Technology Investment Co., Limited, a Limited Company with its principal executive officers at 15/F 80 Gloucester Road Wanchai Hong Kong (collectively the “Purchasers”, individually, each a “Purchaser” and together with the Company, the “Parties”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Purchasers desire to purchase and the Company desires to issue and sell to the Purchasers, upon the terms and subject to the conditions set forth in this Agreement 38,333,334 shares (the “Shares”) of common stock, $0.01 par value per share (all references to “$” and “dollars,” are to the legal currency of the United States), of the Company (together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, the “Common Stock”), among which (a) 18,000,000 common shares shall be issued in exchange of $2,750,000 in cash delivered to Company (the “Cash Purchase”) and (b) the remaining 20,333,334 common shares shall be issued in connection with the purchase of 51% of the equity/capital of an existing PRC company with assets of at least $3,000,000 (the “Operating Company Purchase”).

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the Company and the Purchasers hereby agree as follows:

1. Closing and Delivery.

The purchase, sale and issuance of the Common Stock shall take place at the Company’s offices no later than December 26, 2014 (the “Closing Date”). Within two Business Days of the satisfaction of the conditions in Section 6 and Section 7 set forth in this Agreement but no later than the Closing Date the Company shall issue and sell to the Purchasers and the Purchasers agree to purchase from the Company 18,000,000 Shares for $2,750,000. The Company and the Purchasers shall complete the Operating Company Purchase within two Business Days of the completion of the conditions in Section 6, Section 7 and Sections 8(a) through 8(c) but no later than the Closing Date. The amount of Shares purchased by each Purchaser shall be equal to the amount of Shares opposite each Purchaser’s name on Schedule A. Upon the Closing of the Operating Company Purchase, (a) the Company shall issue the shares in the name or the Purchasers, deliver a copy of the Purchaser’s share certificates and hold the 20,333,334 Shares in escrow for the Purchasers and (b) the Purchasers shall hold the $3,000,000 in trust for the Company. Upon the satisfaction of the conditions in Section 8(f), the Company shall deliver the 20,333,334 Shares to the Purchasers.

2. Representations and Warranties of the Purchasers. The Purchasers each represents and warrants to the Company, solely as to such Purchaser, that:

(a) Investment Purpose. The Shares to be acquired by such Purchaser are being acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. Such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares in violation of the Securities Act. Such Purchaser has not been formed for the specific purpose of acquiring the Shares.

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(b) Reliance on Exemptions. Such Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

(c) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, financial condition, results of operations, management and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by such Purchaser or its advisors, and considered all factors such Purchaser deems material in deciding on the advisability of investing the Shares. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing representations, neither such inquiries nor any other due diligence investigation conducted by such Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 below.

(d) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(e) Restricted Securities. Such Purchaser understands that the Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser understands that the Shares are characterized as “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, each Purchaser may be required to hold the Shares indefinitely unless the Shares can be sold pursuant to Rule 144 or are subsequently registered with the Securities and Exchange Commission and qualified by state authorities,

(f) Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following legend:

“The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(g) Authorization; Enforcement. Each Transaction Document to which such Purchaser is a party: (i) has been duly and validly authorized by such Purchaser, (ii) has been duly executed and delivered by or on behalf of such Purchaser, and (iii) will constitute, upon execution and delivery by such Purchaser thereof and the Company, the valid and binding agreements of such Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(h) Organization and Qualification. Each Purchaser is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each Purchaser is not in violation or default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.

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(i) Filings, Consents and Approvals. Each Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other Person in connection with the execution of, delivery and performance by the Company of the Transaction Documents (collectively, the “Purchaser Required Approvals”).

(j) No Conflicts. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of such Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents or (ii) subject to the Purchaser Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including foreign, federal and state securities laws and regulations), or by which any property or asset of the Purchaser is bound; except in the case of clause (ii), such as could not have and would not reasonably be expected to result in a Material Adverse Effect.

3. Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, provided to the Purchasers before the execution of this Agreement, the Company is hereby making the following representations and warranties to the Purchasers as of the date hereof and as of the Closing Date (unless as of a specific date therein, in which case they are made as of such date) the Company represents and warrants to the Purchasers that:

(a) Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, the Voting Agreement and the Escrow Agreement (the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding of which the Company has received written notice or otherwise has Knowledge has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Company Required Approvals (as defined below). Each Transaction Document to which the Company is a party has been (or upon the execution and delivery thereof by the Company will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(c) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution of, delivery and performance by the Company of the Transaction Documents, other than, if applicable, (i) filings with the U.S. Securities and Exchange Commission (the “SEC”) of the Form 8-K and (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Shares (collectively, the “Company Required Approvals”).

(d) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(e) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, $0.01 par value and 200,000,000 shares of Common Stock, of which 101,109,034 shares are issued and outstanding. There are stock options to purchase 21,080,027 shares of Common Stock granted and outstanding pursuant to the Company’s 2000 Incentive Compensation Plan and Company’s 2009 Long-Term Incentive Plan with 1,357,000 options reserved for issuance. The Company’s two incentive option plans are collectively known as the “Employee Benefit Plans.” The Company has 15,821,000 outstanding warrants to purchase the Company’s common stock which were issued in connection with financing arrangements and consulting agreements. All of such outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights and were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. The Shares have been duly reserved for future issuance. Other than disclosed in SEC Reports, no shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders or any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind, other than those arising under applicable securities laws (each, a “Lien”). Except for the Transaction Document(s) described above, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security, issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares. Except as disclosed in the SEC Reports, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them.

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(f) Issuance of Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders

(g) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchasers and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

(h) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or (iii) provided that the Company Required Approvals are obtained, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound; except in the case of each of clauses (ii) and (iii), such as could not have and would not reasonably be expected to result in a Material Adverse Effect.

(i) Absence of Certain Changes. There has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, which do not exceed in the aggregate $120,000 to any one party and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) there has not been any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect; (viii) there has not been any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets; (ix) there has not been any resignation or termination of employment of any officer or key employee of the Company other than the resignation of the Company’s Chief Operating Officer; and the Company, is not aware of any impending resignation or termination of employment of any such officer or key employee; (x) there has not been any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets; (xi) there have not been any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; and (xii) except as contemplated hereby, the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to the Employee Benefit Plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date hereof.

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(j) Absence of Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which is not disclosed in the SEC Reports or would have a Material Adverse Effect. Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(k) Intellectual Property. The Company owns or possesses sufficient legal rights to (i) all trademarks, service marks, trade-names, copyrights, trade secrets, licenses, information and proprietary rights and processes and (ii) to its knowledge, all patents, in each instance as used by it in connection with the Company’s business, which represent all intellectual property rights necessary to the conduct of the Company’s business as has been and is now conducted, without any conflict with, or infringement of, the rights of others (“Company Intellectual Property”). Other than as described in the Company’s SEC Reports, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company is not in violation of any license, sublicense or other agreement to which the Company is a party or otherwise bound relating to any of the Company Intellectual Property and, to the Knowledge of the Company, no counterparty to any such license or sublicense is in default thereunder or, with notice or passage of time, would be in default thereunder. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade-names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s Knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. The Company has all rights in the Company Intellectual Property necessary to carry out the Company’s current activities, including without limitation rights to make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell the Company’s products in all geographic locations and fields of use in which the Company is currently operating, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

(l) Tax Matters. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and, to the Company’s Knowledge no tax deficiency has been asserted or threatened against the Company. The Company has not received notice that any taxing authority is presently auditing any of the Company’s tax returns.

(m) Certain Transactions. None of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any Employee Benefit Plan of the Company.

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(n) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(o) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(p) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any trading market on which any of the securities of the Company are listed or quoted.

(q) No Brokers. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(r) Permits; Compliance. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(s) Title to Property. The Company has good and marketable title in fee simple to all real property owned by them and good title in all personal property owned by them that is material to the business of the Company, free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use currently made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held under valid, subsisting and enforceable leases with which the Company is in material compliance.

(t) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the business in which the Company is engaged. To the Knowledge of the Company, there is no circumstance currently existing that would result in the Company not being able to renew its existing insurance coverage as and when such coverage expires or to obtain substantially similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company has made available to Purchasers, to the extent requested, true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

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(u) Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

(v) Questionable Payments. Neither the Company nor, to the Company’s Knowledge, any of its respective current or former directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature; or (f) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder.

(w) Investments in Other Persons. The Company has not made any loan or advance to any person which is outstanding, nor is it committed or obligated to make any such loan or advance, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any equity, ownership or other interest in, any person (other than investments constituting cash and cash equivalents).

(x) No Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) Material Contracts. Except as disclosed in the SEC Reports (each contract, agreement, commitment or understanding disclosed as exhibits to the SEC Reports being hereinafter referred to as a “Material Agreement”), or as contemplated by this Agreement or another Transaction Document, there are no agreements, understandings, commitments, instruments, contracts, employment agreements, proposed transactions or judgments to which the Company is a party or by which it is bound which may involve obligations (contingent or otherwise), or a related series of obligations (contingent or otherwise), of, or payments, or a related series of payments, by the Company in excess of $500,000 in any one year. All Material Agreements are in full force and effect and constitute legal, valid and binding obligations of the Company and, to the Company’s Knowledge, the other parties thereto and are enforceable in accordance with their respective terms. To the Company’s Knowledge, neither the Company nor any person is in default under the terms of any Material Agreement, and no circumstance exists that would, with the giving of notice or the passage of time, constitute a default under any Material Agreement. The Purchasers have been furnished with complete and correct copies of all Material Agreements requested by them or their counsel to the extent requested.

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(z) Employees. No material labor dispute exists or, to the Knowledge of the Company, is threatened or imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good. No executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other Material Agreement, to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or would not reasonably be expected to result in a Material Adverse Effect.

(bb) Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

(cc) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers presently employed by the Company and the Company is current with respect to any fees owed to its current accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(dd) Solvency. Based on the consolidated financial condition of the Company, after giving effect to the receipt by the Company of the proceeds from the sale at the Closing of the Shares hereunder, the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing current debts and other liabilities (including known contingent liabilities) as they mature. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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(ee) Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) expressed its opinion with respect to the financial statements included in the Company’s Form 10-K for the year ending December 31, 2013.

(ff) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

4. Covenants. In addition to the other agreements and covenants set forth herein, unless otherwise consented to in writing by the Company and the Purchasers, the applicable parties hereto hereby covenant as follows:

(a) Affirmative Obligations. The Company shall use commercially reasonable best efforts to maintain the quotation of its Common Stock on the OTC Bulletin Board or similar quotation service (“Trading Markets”) and maintain such quotation or listing. The Company shall pursue, if it qualifies, for a listing on a national securities exchange in the United States.

(b) Reporting Status. The Company shall use commercially reasonable efforts to file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

(c) Use of Proceeds. The Company shall use the proceeds from the sale of the Shares for working capital, business development and general business purposes. No officer or director of the Company will be repaid long-term debt from the proceeds.

(d) Expenses. The Parties hereto shall pay their own costs and expenses in connection herewith, and that each of the Company and the Purchasers has relied for such matters on the advice of its own respective counsel.

(f) Corporate Existence. The Company shall maintain its corporate existence, except in connection with a consolidation or merger of the Company with or into another corporation or any transfer of all or substantially all of the assets of the Company.

(g) Intellectual Property. Subject to the Company’s reasonable business judgment, the Company shall use commercially reasonable efforts to maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(h) Taxes. The Company shall duly pay and discharge all material taxes or other material claims, which might become a lien upon any of its material property except to the extent that any thereof are being disputed in good faith appropriately contested with adequate reserves provided therefor.

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(i) Nomination of Director. After the Closing Date and as long as the Purchasers own at least 9.99% of the Company’s Common Stock, the Purchasers shall have the right to designate a candidate for the Company’s Board of Directors (the “Board Designee”). After such nomination, the Company’s Board of Directors or an appropriate committee of the Board of Directors shall appoint the Board Designee to the Board of Directors; provided that, the Company shall not be obligated to appoint Board Designee if the appointment of such Board Designee would violate rules, regulations or other standards of the Securities Exchange Commission or the Company’s Trading Market. Following such appointment, the Company’s Board of Directors or an appropriate committee of the Board of Directors shall include the Board Designee on the slate of directors recommended to the Board for nomination for election by the Company’s stockholders at the each annual meeting of the Company’s stockholders; provided that the Purchasers continue to own at least 9.99% of the Company’s stock. After the Closing Date, the Purchasers shall have the right to designate a candidate for the Company’s Board of Directors (the “Board Observer”)

(k) The Company shall file a registration statement with the SEC covering the resale of the Shares within 60 days of the completion of all the conditions in Section 8 and shall use its best efforts to cause such registration statement to be declared effective by the SEC, in the event it is not reviewed by the SEC, within 30 calendar days after the Company is notified that the registration statement is not being reviewed by the SEC and, in the event that the registration statement is reviewed by the SEC and the SEC issues comments, within 180 calendar days after the initial filing date of the registration statement.

The Company must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, subject to the Company’s right to suspend or defer the use of the registration statement in certain events. The Company will not be required to register any Shares that the Company is unable to register due to limits imposed by the SEC’s interpretation of Rule 415.

5. Notices.

Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile transmission and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile transmission, with printed confirmation of receipt, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Dais Analytic Corporation

11552 Prosperous Drive

Odessa, FL 33556

Attention: Chief Executive Officer

Telephone: (727) 375-8484

Facsimile: (727) 375-8485

With a copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attention: Peter DiChiara

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

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If to the Purchasers:

Hong Kong SAGE Technology Investment Co., Limited

Room 1314A 13/F Lippo Sun Plaza No28 Canton Road Tsim Sha Tsui

Kowloon Hong Kong

Attention: Lixia Wang, Director

and

Hong Kong JHSE Technology Investment Co., Limited

15/F 80 Gloucester Road

Wanchai Hong Kong

Attention: Peixia Li, Director

With a copy to:

Eliza X. Wang, Esq.

The Meridian Law, A Professional Law Corporation

675 N. 1st St., Ste. 765

San Jose, CA 95112

Telephone: 408.289.8868

Facsimile: 408.289.8878

Each party shall provide notice to the other party of any change in address, telephone or facsimile number (including, if the Purchasers are holding any Shares purchased hereunder in street name, the address, telephone and facsimile of the beneficial owner of such Shares), and the Purchasers and their assignees under Section 11(e) acknowledge and agree that such parties must provide such notice and contact information promptly (but in any event within 30 days of any change in such information or assignment of any rights hereunder).

6. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Common Stock Shares to the Purchasers at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Purchasers shall have executed this Agreement, the Voting Agreement and the Escrow Agreement and delivered the same to the Company.

(b) The Purchasers shall have sent by wire transfer $2,750,000 on or before December 26, 2014 to an account provided by the Company to the Purchasers in writing.

(c) The representations and warranties of each Purchaser shall be true and correct in all material respects, and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by each Purchaser at or prior to the Closing.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents.

(e) Each Purchaser shall have supplied the Company with its tax identification number address and the names of its officer with authority to vote the shares (“Purchaser’s Authorized Officer”). Each Purchaser shall also supply a copy of the passport for each Purchaser’s Authorized Officer and shall complete all forms required by the SEC for beneficial ownership

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7. Conditions to the Purchasers’ Obligation to Purchase. The obligation of each Purchaser hereunder to purchase the Common Stock Shares at the Closing is subject to the satisfaction, at or before the Closing of each of the following conditions, provided that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion:

(a) The Company shall have executed this Agreement, the Voting Agreement and the Purchase Agreement and delivered the same to the Company.

(b) The Company’s transfer agent shall confirm that it has received instructions from the Company to issue a stock certificate to the Purchaser for the applicable number of shares specified in Section 1.

(c) The representations and warranties made by the Company, qualified as to materiality and by any disclosure schedules, shall be true and correct at all times prior to and on the Closing, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing.

(d) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(e) No event shall have occurred which would reasonably be expected to have a Material Adverse Effect on the Company.

(f) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(g) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(h) The Company shall provide to each Purchaser a certificate of the Secretary of the Company, dated the Closing Date, and certifying: (1) a copy of the certificate of incorporation, including all amendments thereto, of the Company, certified as of a recent date by the Secretary of State of New York; (2) a certificate as to the good standing of the Company as of a recent date, from such Secretary of State of New York; (3) a true and complete copy of the by-laws as in effect on the Closing Date; (4) a true and complete copy of resolutions or consents duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement, and that such resolutions and consents have not been modified, rescinded or amended and are in full force and effect; and (5) an incumbency and specimen signature of each officer executing this Agreement on behalf of the Company.

8. Conditions for Operating Company Purchase. The obligation of the Company to sell, and each Purchaser hereunder to purchase, the Common Stock Shares for the Operating Company Purchase is subject to the satisfaction of each of the following conditions, provided that these conditions, which may be waived by both parties in writing:

(a) The Parties shall have created a subsidiary organized in China (“China Subsidiary”) to conduct business in China.

(b) The Company shall have issued to the Company’s transfer agent an issuance order for 20,333,334 shares of the Company’s Common Stock, on a pro rata basis based on each Purchaser’s purchase of Shares designated on Schedule A hereto.

(c) The China Subsidiary shall have appointed a Company representative to the China Subsidiary’s board

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(d) The Purchasers shall have capitalized the China Subsidiary with $3,000,000 of registered capital or a valuation of assets at or above $3,000,000 and shall have initiated legal procedures towards the registration of shares with the Company owning 51% of the China Subsidiary and the Purchasers jointly, and/or by and through their respective third party designees, owning a total of 49% of the China Subsidiary.

(e) The parties shall have completed the legal registration of shares of the China Subsidiary owned by the Parties with the Company owning 51% of the China Subsidiary and the Purchasers jointly, and/or by and through their respective third party designees, owning a total of 49% of the China Subsidiary, on a pro rata basis based on each Purchaser’s purchase of Shares designated on Schedule A hereto

(f) The China Subsidiary, the Purchasers and the Company shall have executed an HVAC Services Agreement in Greater China for $60,000,000 over a three year period with such HVAC Services Agreement having standard terms and conditions acceptable to the Company and the Purchasers.

9. Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to affect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Purchasers;

(ii) By the Company, for the Cash Purchase, if any of the conditions set forth in Section 6 shall have become incapable of fulfillment, and shall not have been waived by the Company, or if the Purchase Price (designated in Exhibit A) is not disbursed to the Company by December 26, 2014 and (B) by the Company, for the Operating Company Purchase, if all of the conditions set forth in Section 8 have not been fulfilled by June 30, 2015.

(iii) By the Purchasers (with respect to itself only) if any of the conditions set forth in Section 7 shall have become incapable of fulfillment, and shall not have been waived by the Purchasers.

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) Nothing in this Section 9 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

(c) In the event that the Operating Company Purchase shall be terminated pursuant to this Section 9, the Purchasers shall have no right to rescind or terminate the Cash Purchase and any such termination of the Operating Company Purchase shall not affect the validity or enforceability of any other provision of this Agreement.

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10. Governing Law; Dispute Resolution.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida without regard to the choice of law principles thereof. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in the State of Florida, County of Pasco, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with Section 10 hereof, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled from the losing party.

11. Miscellaneous.

(a) Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts. Each of such counterparts shall be deemed an original, and all of which shall, when taken together, constitute one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other party. Delivery of an executed counterpart by facsimile or by electronic delivery in printable document format (“pdf”) shall be equally effective as delivery of a manually executed counterpart.

(b) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(c) Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(d) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the instruments, documents, exhibits and schedules referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as expressly set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking to the other. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the Purchaser.

(e) Successors and Assigns. A party may not assign this Agreement hereto without the prior written consent of the Company or the Purchaser, as applicable. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by such Purchaser in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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(f) Survival; Indemnification.

(i) The representations and warranties of the Company set forth in Section 3 hereof shall survive the Closing, notwithstanding any due diligence investigation conducted by or on behalf of such Purchaser. The representations and warranties of such Purchaser set forth in Section 2 shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Company.

(ii) The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(iii) Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(g) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(h) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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(i) Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Company’s Knowledge,” “Knowledge of the Company” and words of similar import means the actual knowledge of the executive officers or significant employees (as defined under the Securities Act) of the Company, after due inquiry.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

[Remainder of page intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, the Purchasers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

DAIS ANALYTIC CORPORATION

By:	/s/ Timothy N. Tangredi
Name:	Timothy N. Tangredi
Title:	President & CEO

HONG KONG SAGE TECHNOLOGY INVESTMENT CO., LIMITED

By:	/s/ Lixia Wang
Name:	Lixia Wang
Title:	Director

HONG KONG JHSE TECHNOLOGY INVESTMENT CO., LIMITED

By:	/s/ Peixia Li
Name:	Peixia Li
Title:	Director

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SCHEDULE A

Purchaser	Shares
Hong Kong SAGE Technology Investment Co., Limited	73.913043%
Hong Kong JHSE Technology Investment Co., Limited	26.086597%

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VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of December 15, 2014, is made by and among Dais Analytic Corporation, a New York corporation with its principal executive offices located at 11552 Prosperous Drive, Odessa, Florida 33556 (the “Company”), and Hong Kong SAGE Technology Investment Co., Limited, a Limited Company with its principal executive offices at Room 1314A 13/F Lippo Sun Plaza No28 Canton Road Tsim Sha Tsui Kowloon Hong Kong and Hong Kong JHSE Technology Investment Co., Limited, a Limited Company with its principal executive officers at 15/F 80 Gloucester Road Wanchai Hong Kong (collectively the “Stockholders”, individually, each a “Stockholder” and together with the Company, the “Parties”).

WHEREAS, the Company and the Stockholders have entered into a Securities Purchase Agreement dated of even date herewith (the “Purchase Agreement”), providing for the purchase of Shares;

WHEREAS, as of the date hereof after the completion of the transactions contemplated by the Purchase Agreement, Stockholders beneficially owns and has sole or shared voting power with respect to the number of Shares, and holds stock options or other rights to acquire the number of Shares indicated opposite Stockholders’ name on Schedule 1 attached hereto;

WHEREAS, as an inducement and a condition to the willingness of the Company and the Stockholders to enter into the Purchase Agreement, Company and the Stockholders have agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the Company and the Purchaser hereby agree as follows:

1. Agreement to Vote Shares. Subject to the terms and conditions hereof, Stockholders agree that, from and after the date hereof until the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of the Company, or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Company, the Stockholders shall:

(a) appear at such meeting or otherwise cause the Shares and any New Shares (as defined in Section 3 below) to be counted as present thereat for purposes of calculating a quorum;

(b) vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares and any New Shares in the manner recommended by the Company’s Board of Directors.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the anniversary of the satisfaction of the conditions in Section 8 of the Purchase Agreement, or (b) upon mutual written agreement of the Company and the Stockholders to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement or acts of bad faith prior to termination hereof.

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3. Additional Purchases. Stockholders agree that any shares of capital stock or other equity securities of the Company that Stockholders purchase or with respect to which Stockholders otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the record date for any meeting of the stockholders of the Company, or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Company, whether by the exercise of any stock options or otherwise (collectively, “New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares hereunder.

4. Agreement to Retain Shares.

(a) From and after the date hereof until the Expiration Date, Stockholders shall not, directly or indirectly, (i) cause or permit the Transfer (as defined below) of any of the Shares of which Stockholder is the beneficial owner (A) unless each person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have (1) executed a counterpart of this Agreement and (2) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement, (B) except by will or operation of law, in which case this Agreement shall bind the transferee, (ii) grant any proxies or powers of attorney, other than consistently with the terms of Section 1 of this Agreement, or deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling Stockholder from performing Stockholder’s material obligations under this Agreement.

(b)A person shall be deemed to have effected a “Transfer” of a Share if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such Share or any interest in such Share, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Share or any interest therein.

5. Representations and Warranties of Stockholder. Stockholders hereby represent and warrant to the Company, for themselves, as follows:

(a) Stockholder has the full power and authority to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder;

(b) this Agreement has been duly executed and delivered by or on behalf of Stockholder and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding agreement with respect to Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c) except as otherwise set forth on Schedule 1 attached hereto, upon payment as required by the Stock Purchase Agreement, Stockholder beneficially owns the number of Shares indicated opposite such Stockholder’s name on Schedule 1 attached hereto, and will own any New Shares, free and clear of any liens, claims, security interests, pledges or other encumbrances or restrictions of any kind or nature whatsoever (“Liens”) except for any restrictions under applicable securities laws, and has sole voting power with respect to such Shares or New Shares and none of the Shares or New Shares is or will be subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares or the New Shares, except as contemplated by this Agreement;

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(d) the execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his, her or its obligations hereunder and the compliance by Stockholder with any provisions hereof will not: (i) violate or conflict with, result in a material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any Shares or New Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any law, statute, rule or regulation to which Stockholder is subject, except for such violations, conflicts, breaches, defaults, rights, Liens or other occurrences as would not materially impair the ability of Stockholder to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the actions contemplated hereby, or (ii) in the event that Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of Stockholder;

(e) the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect;

(f) as of the date hereof, there is no action pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder before or by any governmental entity that would reasonably be expected to impair in any material respect the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis; and

(g) the Stockholder understands and acknowledges that the Company is entering into the Purchase Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein.

6. Irrevocable Proxy. Subject to the penultimate sentence of this Section 6, by execution of this Agreement, Stockholders do hereby appoint the Company with full power of substitution and resubstitution, as Stockholders’ true and lawful attorney and irrevocable proxy, to the fullest extent of the undersigned’s rights with respect to the Shares, to vote, if the Stockholder is unable or unwilling to perform his, her or its obligations under this Agreement, each of such Shares solely with respect to the matters set forth in Section 1 hereof. Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement. The Stockholder hereby revokes any proxy previously granted by Stockholder with respect to the Shares and/or the New Shares and represents that none of such previously granted proxies are irrevocable.

7. Stockholder Capacity. Stockholders are entering into this Agreement solely in its capacity as a record holder and/or beneficial owner of Shares and nothing in this Agreement shall be deemed to impose any obligation, restriction, limitation or liability on Stockholder in any other manner or capacity, including in his, her or its capacity as an officer, director, employee, agent or representative of the Company.

8. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

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9. Further Assurances. Stockholders shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement and the Purchase Agreement.

10. Disclosure. Stockholders hereby agree that the Company may publish and disclose in any document filed with the SEC such Stockholders’ identity and ownership of Shares and the nature of such Stockholders’ commitments, arrangements and understandings under this Agreement.

11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given as prescribed in the Purchase Agreement.

12. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon a final determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible and the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

13. Binding Effect and Assignment. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

14. No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

15. No Waivers. No waivers of any breach of this Agreement extended by the Company to Stockholders shall be construed as a waiver of any rights or remedies of the Company, as applicable, with respect to any other stockholder of Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of the Company. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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16. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Florida for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

17. Waiver of Jury Trial. The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

18. Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

19. Counterparts. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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IN WITNESS WHEREOF, the Purchaser and the Company have caused this Voting Agreement to be duly executed as of the date first above written.

DAIS ANALYTIC CORPORATION

By:	/s/ Timothy N. Tangredi
Name:	Timothy N. Tangredi
Title:	President & CEO

HONG KONG SAGE TECHNOLOGY INVESTMENT CO., LIMITED

By:	/s/ Lixia Wang
Name:	Lixia Wang
Title:	Director

HONG KONG JHSE TECHNOLOGY INVESTMENT CO., LIMITED

By:	/s/ Peixia Li
Name:	Peixia Li
Title:	Director

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Schedule 1

Name	Shares Owned:

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